Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-232327) of M.D.C. Holdings, Inc. and related Prospectus for the registration of $2,000,000,000 in common stock, preferred stock, and debt securities; and

(2)	Registration Statements (Form S-8 No. 333-145066) pertaining to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan and M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors; and

(3)

Registration Statements (Form S-8 No. 333-174110, Form S-8 No. 333-188311, Form S-8 No. 333-203863, Form S-8 No. 333-203864, Form S-8 No. 333-217796 and Form S-8 No. 333-231174) pertaining to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan and the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors;

of our reports dated January 30, 2020, with respect to the consolidated financial statements of M.D.C. Holdings, Inc., and the effectiveness of internal control over financial reporting of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Denver, Colorado

January 30, 2020